CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-89389 on Form N-1A of our report dated December 21, 2006 relating to the financial statements and financial highlights of BlackRock Large Cap Series Funds, Inc. (the “Series”), including BlackRock Large Cap Value Fund, BlackRock Large Cap Core Fund, BlackRock Large Cap Growth Fund, and of our report dated December 21, 2006 relating to the financial statements and financial highlights of the Master Large Cap Series Trust (the “Trust”), including Master Large Cap Value Portfolio, Master Large Cap Core Portfolio, and Master Large Cap Growth Portfolio, both appearing in the corresponding Annual Reports on Form N-CSR of the Series and of the Trust for the year ended October 31, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information which are parts of such Registration Statement.

Deloitte & Touche LLP

Princeton, New Jersey

February 22, 2007